UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia		22560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Eastern Virginia Bankshares, Inc. held its Annual Meeting of Shareholders on May 12, 2011. A quorum of shareholders was present, consisting of a total of 4,655,141 shares. Matters voted upon were (1) the election of fourteen directors to serve for terms of one year each expiring at the 2012 Annual Meeting of Shareholders, (2) approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers, and (3) ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accountant of the Company for 2011.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below.

Election of Directors

Director	For	Withheld	Broker Non-Votes
W. Rand Cook	2,645,067	223,372	1,786,702
F.L. Garrett III	2,445,702	422,737	1,786,702
W. Gerald Cox	1,942,842	925,597	1,786,702
Michael E. Fiore, P.E.	2,639,949	228,490	1,786,702
Ira C. Harris Ph.D., CPA	2,633,116	235,323	1,786,702
F. Warren Haynie, Jr.	2,649,159	219,280	1,786,702
Eric A. Johnson	2,454,049	414,390	1,786,702
W. Leslie Kilduff, Jr.	2,644,701	223,738	1,786,702
William L. Lewis	1,899,062	969,377	1,786,702
Charles R. Revere	2,595,438	273,001	1,786,702
Joe A. Shearin	2,602,386	266,053	1,786,702
Howard R. Straughan, Jr.	2,644,767	223,672	1,786,702
Leslie E. Taylor, CPA	2,643,100	225,339	1,786,702
Jay T. Thompson, III	2,622,348	246,091	1,786,702

	For	Against	Abstention	Broker Non-Votes
Advisory (Non-Binding) Approval of the Compensation of the Company’s Named Executive Officers	2,538,396	269,893	60,150	1,786,702

	For	Against	Abstention	Broker Non-Votes
Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as the Company’s Independent Registered Public Accountant	4,561,650	31,258	62,233	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.
Dated: May 17, 2011
/s/ Douglas C. Haskett II
By: Douglas C. Haskett II
Executive Vice President &
Chief Financial Officer